Exhibit 32
Certification of CEO and CFO
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Crystallex International Corporation (the "Registrant") on Form 40-F for the year ended December 31, 2006, as filed with the Commission on the date hereof (the "Report"), Gordon Thompson, as President and Chief Executive Officer of the Registrant, and Hemdat Sawh, as Chief Financial Officer of the Registrant, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1)           The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ GORDON THOMPSON
Name:	Gordon Thompson
Title:	President and Chief Executive Officer
Date:	November 13, 2007

/s/ HEMDAT SAWH
Name:	Hemdat Sawh
Title:	Chief Financial Officer
Date:	November 13, 2007

This certification accompanies the Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Registrant for purposes of §18 of the Securities Exchange Act of 1934, as amended.